Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-210965) of Genetic Technologies Limited (the “Company”) of our report dated October 31, 2018 relating to the financial statements, which appears in this Form 20-F.

/s/PricewaterhouseCoopers

Melbourne, Australia

October 31, 2018